FutureWorld Energy Inc. (FWDG) Officially Becomes FutureWorld Corp

Company Receives Effective Date from FINRA for Name Change

FutureWorld Corp (OTCQB: FWDG), the leading provider of advanced solutions to the Cannabis industry globally, announces today that it has received confirmation from FINRA that it has completed its review of the company's name change request. The Company has also been assigned a new CUSIP number -- 36117M105. The effective date of the name change and new CUSIP number will be July 17, 2014. No action is required by FWDG shareholders.

Our website address has also been changed to http://www.futureworldcorp.com.

ABOUT FUTUREWORLD CORP

FutureWorld (Other OTCQB: FWDG), a Delaware corporation, is a U.S. Diversified Holding Company, listed on the Over the Counter exchange, which was formed to capitalize on the burgeoning Cannabis markets globally. FutureWorld, together with its subsidiaries, focuses on the identification, acquisition, development, and commercialization of cannabis related products, such as industrial Hemp. HempTech, a subsidiary of FutureWorld, is a technology division catered to the cannabis and the industrial Hemp market. HempTech provides smart sensor technology, communication network, surveillance security, data analysis for smart cultivation and consultation for the industrial hemp and legal medicinal marijuana. Our wireless agricultural smart sensor networks offer precision to the agriculture, irrigation systems, and greenhouses for the global Hemp industry. FutureWorld and its subsidiaries do not grow, distribute or sell marijuana. To request further information about FutureWorld, please email us at investors@futureworldenergyinc.com, log onto our website at http://www.futureworldcorp.com or visit us at our Facebook page https://www.facebook.com/futureworldenergy.

Safe Harbor

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approval for anticipated actions.

CONTACT:

FutureWorld Energy
Investor Relations
info@futureworldenergyinc.com
(239) 324-0000